UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 17, 2006
DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-26698
(Commission File Number)
98-0186455
(IRS Employer Identification No.)
Wayne Interchange Plaza One, 145 Route 46 West, 3rd Floor, Wayne, NJ 07470
(Address of principal executive offices and Zip Code)
(973) 774-5000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Pursuant to an election by Sigma Opportunity Fund, LLC (“Sigma Fund”) to convert a convertible promissory note issued by the DataWave Systems Inc. (“DataWave”) and held by Sigma Fund, on February 17, 2006 we issued 7,500,000 shares of common stock of DataWave to Sigma Fund and cancelled the note in full. The convertible note was originally issued on February 1, 2005 in the principal amount of $600,000, bore no interest and had a term of two years. The note was convertible by its terms into 7,500,000 newly issued shares of DataWave.
The shares were issued to Sigma Fund in reliance on the statutory exemption provided by Section 4(2) under the Securities Act of 1933, as amended. As previously disclosed, in December 2005, we agreed with Sigma Fund to file a registration statement with the Securities and Exchange Commission with respect to the 7,500,000 shares issuable upon conversion of the note.
Following the issuance of the foregoing shares, there are 54,326,834 shares of our common stock issued and outstanding. Sigma Fund now owns 13.8% of our issued and outstanding common stock.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATAWAVE SYSTEMS INC.
By
/s/ “John Gunn”
John Gunn
General Manager, Chief Financial Officer
Dated: February 22nd, 2006